                                                                    EXHIBIT 10.2


                          PREFERRED STOCK AND WARRANT

                               PURCHASE AGREEMENT

                                     by and


                                     among




                        CONCENTRIC RESEARCH CORPORATION,


                           GS CAPITAL PARTNERS, L.P.,


                                      and


                      KLEINER PERKINS CAUFIELD & BYERS VII

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
SECTION 1.     Issuance and Sale of Securities........................................  1

       1.1.    The Initial Purchase...................................................  1
       1.2.    The Subsequent Purchase................................................  1
       1.3.    The Closings...........................................................  2
       1.4.    Actions at the Initial Closing.........................................  2
       1.5.    Additional Issuances...................................................  3

SECTION 2.     Representations and Warranties of the Corporation......................  3

       2.1.    Organization and Good Standing; Power and Authority; Qualifications....  3
       2.2.    Authorization of the Documents.........................................  4
       2.3.    Capitalization.........................................................  4
       2.4.    Authorization and Issuance of Capital Stock............................  5
       2.5.    Reservation of Shares..................................................  6
       2.6.    Financial Statements...................................................  6
       2.7.    Absence of Undisclosed Liabilities.....................................  6
       2.8.    Absence of Changes.....................................................  6
       2.9.    No Conflict............................................................  7
       2.10.   Agreements.............................................................  7
       2.11.   Intellectual Property Rights...........................................  8
       2.12.   Equity Investments..................................................... 10
       2.13.   Corporate Minute Books................................................. 10
       2.14.   Activities............................................................. 10
       2.15.   Assets................................................................. 10
       2.16.   Employee Benefit Plans................................................. 11
       2.17.   Labor Relations; Employees............................................. 12
       2.18.   Litigation; Orders..................................................... 12
       2.19.   Compliance with Laws; Permits.......................................... 12
       2.20.   Commissions, Etc....................................................... 13
       2.21.   Offering Exemption..................................................... 13
       2.22.   Related Transactions................................................... 13
       2.23.   Disclosure............................................................. 13
       2.24.   Taxes.................................................................. 13
       2.25.   Environmental Protection............................................... 14
       2.26.   Consents............................................................... 14
       2.27.   Insurance.............................................................. 15
       2.28.   Brokers................................................................ 15
       2.29.   Suppliers and Customers................................................ 15
       2.30.   Investment Banking Services............................................ 15

                              TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     PAGE
                                                                                     ----
       2.31.   Suitability............................................................ 15
       2.32.   Use of Proceeds........................................................ 16
       2.33.   Preemptive Rights...................................................... 16
       2.34.   Stockholder Meeting.................................................... 16

SECTION 3.     Representations and Warranties of the Investor......................... 16

SECTION 4.     Corporate Governance................................................... 17

       4.1.    Board of Directors..................................................... 17
       4.2.    Committees............................................................. 18
       4.3.    Removal................................................................ 19
       4.4.    Directors' Indemnification............................................. 19
       4.5.    Meetings of the Board of Directors..................................... 19

SECTION 5.     Certain Covenants...................................................... 19

       5.1.    Access to Records...................................................... 19
       5.2.    Financial Reports...................................................... 19
       5.3.    Budget and Operating Forecast.......................................... 20
       5.4.    System of Accounting................................................... 20
       5.5.    Maintenance of Corporate Existence, etc................................ 21
       5.6.    Compliance with Laws................................................... 21
       5.7.    Maintenance of Properties and Leases................................... 21
       5.8.    Insurance.............................................................. 21
       5.9.    Licenses and Permits................................................... 21
       5.10.   Intellectual Property.................................................. 21
       5.11.   Employee Nondisclosure Agreements...................................... 22
       5.12.   Preemptive Rights...................................................... 22
       5.13.   Disclosure of Investment............................................... 24
       5.14.   Use of Proceeds........................................................ 24
       5.15.   Major Transactions..................................................... 24
       5.16.   Notice................................................................. 26
       5.17.   Confidentiality........................................................ 26
       5.18.   Investment Banking Services............................................ 26
       5.19.   Preemptive Rights Waivers.............................................. 27
       5.20.   Rescission Offer....................................................... 27
       5.21.   Relocation............................................................. 27
       5.22.   Corporate Officers..................................................... 27

                              TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                          PAGE
                                                                                          ----
     5.23.     Call Right.................................................................. 27

SECTION 6.     Conditions to the Subsequent Purchase....................................... 28

SECTION 7.     Termination................................................................. 29

SECTION 8.     Transfer Taxes.............................................................. 29

SECTION 9.     Legends; Exchanges; Lost, Stolen or Mutilated Certificates.................. 29

SECTION 10.    Survival of Representations, Warranties, Agreements and Covenants, etc...... 31

SECTION 11.    Expenses.................................................................... 31

SECTION 12.    Indemnification............................................................. 31

SECTION 13.    Remedies.................................................................... 34

SECTION 14.    Further Assurances.......................................................... 34

SECTION 15.    Successors and Assigns...................................................... 35

SECTION 16.    Entire Agreement............................................................ 35

SECTION 17.    Notices..................................................................... 35

SECTION 18.    Amendments.................................................................. 37

SECTION 19.    Counterparts................................................................ 37

SECTION 20.    Headings.................................................................... 37

SECTION 21.    Nouns and Pronouns.......................................................... 37

SECTION 22.    Governing Law............................................................... 37

SECTION 23.    Severability................................................................ 37

Exhibits
--------

Exhibit A Form of Warrant

Exhibit B Form of Stockholder Agreement

Exhibit C Form of Registration Rights Agreement

Exhibit D Form of Certificate of Chief Executive Officer Re:  Initial Closing

Exhibit E Form of Incumbency Certificate

Exhibit F Form of Amended and Restated Certificate of Incorporation and By-Laws

Exhibit G Form of Opinion of Counsel to the Corporation

Exhibit H Form of Common Stock and Option Purchase Agreement

Exhibit I Form of Employee Nondisclosure Agreement

Exhibit J Notice of Meeting

Exhibit K Form of Certificate of Chief Executive Officer Re:  Subsequent Closing

TERM                                                                   SECTION
----                                                                   -------
Adjusted Closing Date Shares.............................................12(f)

Aggregate Indemnification Amount.........................................12(f)

Aggregate Investor Equity Percentage.....................................12(f)

Articles of Incorporation...............................................1.4(c)

Balance Sheet..............................................................2.6

BCA of Florida............................................................2.34

Benefit Plan...........................................................2.16(a)

Board...................................................................1.4(c)

Business Days............................................................12(f)

By-Laws.................................................................1.4(c)

Call Closing...........................................................5.23(b)

Call Price.............................................................5.23(a)

Call Right.............................................................5.23(a)

CEO.....................................................................4.1(a)

Closing.................................................................1.3(a)

Closing Per Share Price..................................................12(f)

Code...................................................................2.16(a)

Common Stock............................................................2.3(b)

Common Stock Equivalents................................................1.5(a)

Contract...............................................................2.10(a)

Conversion Shares..........................................................2.5

Corporate Designee.......................................................4.1(a)

Corporation............................................................Preamble

Corporation Notice......................................................5.23(a)

Corporation Valuation...................................................5.12(e)

Director Designee........................................................4.1(a)

Documents...................................................................2.1

Employee................................................................2.16(a)

Employee Agreement......................................................2.16(a)

Employee Nondisclosure Agreements..........................................2.17

Encumbrances...............................................................2.15

Enterprise Value..........................................................12(f)

Environmental Laws.........................................................2.25

Equity Security.........................................................5.12(a)

ERISA...................................................................2.16(a)

Excess Price Per Share....................................................12(a)

Excluded Securities.....................................................5.12(d)

Fair Market Value.........................................................12(f)

Final Indemnification Amount..............................................12(b)

Final Rescission Amount...................................................12(b)

GAAP........................................................................2.6

Gerster Letter.............................................................2.28

Goldman Sachs............................................................. 5.18

GSCP...................................................................Preamble

GSCP Affiliate...............................................................15

GSCP Parties............................................................5.12(a)

Hazardous Substances.......................................................2.25

Identified Fee...........................................................2.3(b)

Indemnifiable Diminution..................................................12(a)

Initial Closing..........................................................1.3(a)

Initial Indemnification Amount............................................12(b)

Initial Purchase............................................................1.1

Intellectual Property...................................................2.11(i)

Interim CEO.............................................................5.22(a)

Investor(s)............................................................Preamble

Investor Designee........................................................4.1(a)

Investor Notice.........................................................5.23(a)

Investor Parties........................................................5.12(a)

Investor Securities.....................................................5.23(a)

Issue...................................................................5.12(a)

Issuance................................................................5.12(a)

Issuance Date............................................................1.5(a)

KP.....................................................................Preamble

KP Affiliate.................................................................15

KP Parties..............................................................5.12(a)

Litigation...................................................................22

Losses....................................................................12(a)

Notes....................................................................1.1(b)

Notice of Acceptance....................................................5.12(b)

Offer Notice............................................................5.12(a)

Offered Securities......................................................5.12(a)

Other Buyers............................................................5.12(c)

Outstanding Shares........................................................12(f)

Permanent CEO...........................................................5.22(a)

Per Share Price...........................................................12(f)

Preemptive Offer........................................................5.12(a)

Preemptive Rights Transaction..............................................2.33

Preemptive Rights Waiver...................................................2.33

Preferred Stock..........................................................2.3(a)

Premises...................................................................2.25

Pro Rata Share..........................................................5.12(a)

Propositions...............................................................2.34

PTO.....................................................................2.11(c)

Qualified IPO...........................................................5.12(e)

Registration Rights Agreement............................................1.4(b)

Related Party...........................................................5.15(x)

Rescission Loss(es).......................................................12(a)

Rescission Offer..........................................................5.20

Rescission Purchase.......................................................12(a)

Rescission Termination Date................................................5.20

SEC.......................................................................5.2.4

Securities Act.............................................................2.20

Series A Preferred Stock...............................................Recitals

Specified Executive Officer..............................................5.22(b)

Stock Purchase Agreement..................................................1.4(i)

Stockholder Agreement.....................................................1.4(a)

Subsequent Closing........................................................1.3(a)

Subsequent Purchase..........................................................1.2

Taxes.......................................................................2.24

Warrant Shares..........................................................Recitals

Warrants................................................................Recitals

                        CONCENTRIC RESEARCH CORPORATION
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     AGREEMENT, dated as of April 20, 1995, by and among CONCENTRIC RESEARCH CORPORATION, a Florida corporation (the "Corporation"), GS CAPITAL PARTNERS, L.P., a Delaware limited partnership ("GSCP") and KLEINER PERKINS CAUFIELD & BYERS VII, a California limited partnership ("KP"; together with GSCP, the "Investors", each individually referred to as an "Investor").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Corporation wishes to sell to the Investors and the Investors wish to purchase from the Corporation shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and warrants, substantially in the form of Exhibit A hereto (the "Warrants"), to purchase shares of Class A Common Stock of the Corporation, par value $.01 per share (such shares referred to as the "Warrant Shares").

     ACCORDINGLY, the parties hereto hereby agree as follows:

SECTION 1. Issuance and Sale of Securities.
           -------------------------------

     1.1.  The Initial Purchase.
           --------------------

           (a) At the Initial Closing (as defined in Section 1.3), each Investor shall , severally and not jointly, purchase from the Corporation and the Corporation shall sell to each Investor, 3,399,197 shares of Series A Preferred Stock and 682,035 Warrants (the "Initial Purchase"), at an aggregate price of $2,500,000 for all such shares of Series A Preferred Stock and Warrants. Pursuant to the Articles of Incorporation of the Corporation, each share of Series A Preferred Stock is initially convertible into a "Common Stock Unit", consisting of one share of Class A Common Stock and .0032 of a share of Class B Common Stock, and such 3,399,197 shares of Series A Preferred Stock are initially convertible into 3,399,197 shares of Class A Common Stock and 10,901 shares of Class B Common Stock.

           (b) At the Initial Closing, the principal amount of the promissory note, dated April 13, 1995, in the amount of $125,000 issued to each Investor by the Corporation (collectively, the "Notes") shall be applied towards the payment of the aggregate purchase price otherwise payable by such Investor at the Initial Closing, and the Notes shall be deemed paid in full and shall be canceled.

     1.2.  The Subsequent Purchase.  At the Subsequent Closing (as defined in
           -----------------------
Section 1.3), each Investor shall, severally and not jointly, purchase from the Corporation and the Corporation shall sell to each Investor, 3,399,197 shares of Series A Preferred Stock and 682,035 Warrants (the

"Subsequent Purchase"), at an aggregate purchase price of $2,500,000 for all such shares of Series A Preferred Stock and Warrants.

     1.3.  The Closings.
           ------------

           (a) The closing of the transactions contemplated by the Initial Purchase (the "Initial Closing") shall take place simultaneously with the execution and delivery of this Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 6, the closing of the transactions contemplated by the Subsequent Purchase (the "Subsequent Closing"; together with the Initial Closing, each a "Closing") shall take place on July 20, 1995.

           (b) At each Closing, the Corporation shall deliver to each Investor a certificate or certificates representing the shares of Series A Preferred Stock and Warrants purchased by the Investor at such Closing, registered in the name of the Investor or its nominee. Delivery of such certificates and Warrants to an Investor shall be made against receipt by the Corporation from the Investor of the aggregate purchase price to be paid by the Investor at such Closing, which shall be paid by wire transfer in such amount to an account designated at least one business day prior to the applicable Closing by the Corporation.

           (c) Each Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004.

     1.4.  Actions at the Initial Closing.  Simultaneously with, or prior to,
           ------------------------------
the execution and delivery of this Agreement, the following actions shall occur:

           (a) A stockholder agreement (the "Stockholder Agreement") among the Corporation, the Investors, Marc Collins-Rector and Chad Shackley, substantially in the form of Exhibit B hereto, shall be duly executed and delivered by the parties thereto.

           (b) A registration rights agreement (the "Registration Rights Agreement") between the Corporation and the Investors, substantially in the form of Exhibit C hereto, shall be duly executed and delivered by the Corporation and the Investors.

           (c) The Corporation shall deliver to the Investors: (i) certificates of good standing for the Corporation from the States of Florida and Michigan, dated as of a date no earlier than five days prior to the Initial Closing, (ii) a certificate executed by the Chief Executive Officer of the Corporation, substantially in the form attached hereto as Exhibit D, certifying the accuracy of the Corporation's representations and warranties and the performance of the Corporation's covenants, (iii) an incumbency certificate, substantially in the form attached hereto as Exhibit E, (iv) the certificates representing the applicable Series A Preferred Stock and Warrants and (v) certified copies, as of a date as close as practicable to the Initial Closing, of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation") and the Amended and Restated By-Laws of the Corporation (the "By-Laws"), which certified Articles of Incorporation and By-Laws will be in the form of Exhibit F attached hereto and which By-Laws shall reflect the following amendments: (i) to fix the size of the Board of Directors of the Corporation (the "Board") at five, and (ii) such other matters as are set forth therein.

           (d) The Investors shall receive from Honigman Miller Schwartz and Cohn, counsel for the Corporation, or, with respect to certain matters other counsel reasonably acceptable to the Investors, an opinion addressed to the Investors, dated as of the Initial Closing, satisfactory in form and substance to the Investors, which shall include the opinions set forth in Exhibit G attached hereto.

           (e) The following five persons shall have been elected as the Board and shall hold such position as of the Initial Closing date: Marc Collins-Rector, Randy Maslow, Terry O'Toole, Hadley Ford, and Vinod Khosla.

           (f) The Board shall have formed a compensation committee which shall consist of three board members, a majority of which are Investor Designees (as defined in Section 4.1), to determine compensation of employees and the issuance of stock options and other stock related awards and Randy Maslow, Vinod Khosla and Terry O'Toole shall have been appointed to such committee. The Board shall have taken all necessary action such that for purposes of the administration of the Corporation's incentive stock option plan the compensation committee shall be the stock option committee.

           (g) The Corporation shall have obtained, with financially sound and reputable insurers, term life insurance on the life of Marc Collins-Rector in the amount of $5,000,000 or a binder with respect to such insurance, in form satisfactory to the Investors.

           (h) A Common Stock and Option Purchase Agreement (the "Stock Purchase Agreement"), dated April 20, 1995, between the Investors and Marc Collins-Rector and Chad Shackley, substantially in the form of Exhibit H, shall be duly executed and delivered by the parties thereto.

     1.5.  Additional Issuances.  In addition to and without limitation of all
           --------------------
other indemnities in this Agreement, in the event of any breach of the representation and warranty set forth in the last sentence of Section 2.3, the Corporation shall issue to each Investor, at no cost to the Investor, an additional amount of Series A Preferred Stock such that, if such issuance were made at the Initial Closing, such representation and warranty would have been true and accurate in all respects when made.

SECTION 2. Representations and Warranties of the Corporation.  The
           -------------------------------------------------
Corporation hereby represents and warrants to the Investors as follows:

     2.1.  Organization and Good Standing; Power and Authority; Qualifications.
           -------------------------------------------------------------------
The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all requisite corporate power to own, lease and operate its properties, to carry on the business of the Corporation as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement, the Stockholder Agreement and the Registration Rights Agreement (collectively, the "Documents"), and (iii) has all requisite corporate authority to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by the Documents. The Corporation is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1 hereto, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by the Corporation makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Corporation.

     2.2.  Authorization of the Documents.  The execution, delivery and
           ------------------------------
performance by the Corporation of each of the Documents has been duly authorized by all requisite corporate action on the part of the Corporation, and each of the Documents constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation, in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

     2.3.  Capitalization.  The authorized capitalization of the Corporation
           --------------
immediately following the Initial Purchase consists of:

           (a) Preferred Stock.  Twenty million (20,000,000) shares of Preferred
               ---------------
Stock, par value $.01 per share ("Preferred Stock") of which (A) eighteen million (18,000,000) shares have been designated Series A Preferred Stock, (B) six million seven hundred ninety-eight thousand three hundred ninety-four (6,798,394) shares of Series A Preferred Stock have been validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof and (C) two million (2,000,000) shares of Preferred Stock which are undesignated.

           (b) Common Stock.  Fifty million (50,000,000) shares of Common Stock,
               ------------
par value, $.01 per share ("Common Stock"), of which (A) forty-nine million eight hundred forty-nine thousand six hundred forty-two (49,849,642) shares have been designated Class A Common Stock and one hundred fifty thousand three hundred fifty-eight (150,358) shares have been designated Class B Common Stock,
(B) 25,666,583 shares of Class A Common Stock are outstanding and 106,754 shares of Class B Common Stock are outstanding, and all such shares have been validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, (C) forty-three thousand six hundred and four (43,604) shares of Class B Common Stock and 13,596,788 shares of Class A Common Stock have been duly reserved for issuance in connection with the conversion of the Preferred Stock and (D) 8,736,181 shares of Class A Common Stock have been duly reserved for issuance upon the exercise of all outstanding Common Stock Equivalents.

           Schedule 2.3(a) hereto contains a list of (i) all holders of record of capital stock of the Corporation, including the number of shares of capital stock held by each such holder and the purchase price of such shares, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of the capital stock or other securities of the Corporation, which names all persons entitled of record to receive such shares or other securities, the shares of capital stock or other securities required to be issued thereunder as of the date hereof and the price per share, if any, payable with respect to the issuance of any share of capital stock issuable thereunder. Except as set forth on Schedule 2.3(b), the Corporation has no knowledge of the names of any beneficial owners of shares of capital stock who are not otherwise holders of record. Except as set forth on Schedule 2.3(b) or as contemplated by the Documents there are, and immediately after each Closing, there will be, no rights, including preemptive or similar rights, to purchase or otherwise acquire shares or sell or otherwise transfer shares of the capital stock of the Corporation pursuant to any provision of law, the Articles of Incorporation, the By-Laws, any agreement to which the Corporation is a party or otherwise; and, except as set forth on
Schedule 2.3(b) or as contemplated by the Documents, the Corporation is not a party to, and to the Corporation's best knowledge, there are, and immediately after each Closing, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, etc., whether or not the Corporation is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as set forth on Schedule 2.3(b) or as contemplated by the Documents or except for the right to vote its shares of Common Stock for the election of directors, no person has the right to nominate or elect one or more directors of the Corporation. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants issued to each Investor under this Agreement will represent, in the aggregate, 32.9% of the outstanding Common Stock of the Corporation at the Initial Closing date and the voting power of such issued shares will represent, in the aggregate, no less than 30.55% of the total number of votes able to be cast on any matter by all voting securities of the Corporation (including, without limitation, the Class B Common Stock) at the Initial Closing date (treating for purposes of these calculations (i) all Series A Preferred Stock and Warrants issuable to the Investors hereunder as if they were issued on the date of the Initial Closing,
(ii) all securities convertible into, exchangeable or exercisable for shares of Common Stock (collectively, "Common Stock Equivalents") outstanding on the date hereof as having been converted, exchanged or exercised, (iii) as having been issued on the date hereof, any shares of Common Stock or Common Stock Equivalents issuable pursuant to (A) any Contract entered into by the Corporation prior to the date hereof, or (B) any preemptive right granted by the Corporation prior to the date hereof, (iv) all brokers' and finders' fees payable by the Corporation in connection with the transactions contemplated hereby (each, an "Identified Fee") including, without limitation, those set forth on Schedule 2.3(b) or Schedule 2.20 as having been paid on the date hereof and (v) any Identified Fee payable in cash or property (other than Common Stock or Common Stock Equivalents) shall be treated as the issuance of an amount of shares of Common Stock equal to the quotient obtained by dividing the amount of such fee by the Closing Per Share Price (as defined in Section 12)).

     2.4.   Authorization and Issuance of Capital Stock.  The authorization,
            -------------------------------------------
issuance, sale and delivery of the Series A Preferred Stock and the Warrants pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Warrant Shares and the Conversion

Shares (as defined in Section 2.5) have been duly authorized by all requisite corporate action on the part of the Corporation, and when issued, sold and delivered in accordance with this Agreement, the Series A Preferred Stock, the Warrant Shares and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of any Encumbrances (as defined in Section 2.15) and not subject to preemptive or similar rights of the stockholders of the Corporation or others. Except as set forth on Schedule 2.3(b), the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the Corporation are as stated in the Articles of Incorporation.

     2.5.   Reservation of Shares.  The Corporation has reserved a sufficient
            ---------------------
number of shares of Common Stock for issuance to the Investors upon the conversion of the Series A Preferred Stock (the "Conversion Shares") and upon the exercise of the Warrants issued or issuable to the Investors in accordance with this Agreement.

     2.6.  Financial Statements.  The Corporation has furnished to the
           --------------------
Investors the audited statements of income, stockholders' equity and cash flows of the Corporation for the fiscal years ended December 31, 1992 and 1993 and the audited balance sheet of the Corporation as of those dates, and the unaudited balance sheet of the Corporation as of December 31, 1994 and March 31, 1995 (the "Balance Sheet") and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the 12 months ended December 31, 1994 and the related unaudited statement of income for the 3-month period ended March 31, 1995. All such financial statements (i) are in accordance with the books and records of the Corporation, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that such unaudited financial statements do not contain all of the footnotes required under GAAP) and (iii) fairly present the financial position of the Company as of December 31, 1992, 1993 and 1994 and March 31, 1995, respectively, and the results of their operations and cash flows for the years ended December 31, 1992, 1993 and 1994 and the results of operations for the 3 months ended March 31, 1995, respectively.

     2.7.   Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
            ----------------------------------
2.7 hereto, the Corporation does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Balance Sheet and (ii) liabilities or obligations arising since March 31, 1995 which individually are in an amount less than $25,000 and which were incurred in the ordinary course of business consistent (in amount and kind) with past practice.

     2.8.   Absence of Changes.  Except as set forth on Schedule 2.8 hereto
            ------------------
since December 31, 1994, there has not been (a) any material adverse change in the financial condition, results of operations, assets or liabilities of the Corporation or any event or condition which could reasonably be expected to have such a material adverse change, (b) any waiver of any valuable right of the Corporation, the cancellation of any valuable right of the Corporation, or the cancellation of any material debt or claim held by the Corporation, (c) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Corporation, (d) any issuance of any stock, bonds or other securities of the Corporation, (e) any sale, assignment or transfer of any tangible or intangible assets of the Corporation, except in the ordinary course of business, (f) any loan by the Corporation to any officer, director, employee, consultant or shareholder of the Corporation (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Corporation, (h) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Corporation, or, other than in the ordinary course of business, to any other employee, consultant or agent of the Corporation, (i) any change in the accounting methods, practices or policies of the Corporation (j) any indebtedness incurred for borrowed money other than in the ordinary course of business or pursuant to an agreement set forth on Schedule 2.10 to this Agreement, (k) any amendment to or termination of any material agreement to which the Corporation is a party (other than amendments to or terminations of agreements pursuant to or contemplated by this Agreement), (l) to the best knowledge of the Corporation, any material adverse change with respect to the regulation of the Corporation or its products by any administrative agency or governmental body, (m) any material change in the manner of business or operations of the Corporation, (n) any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (o) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     2.9.   No Conflict.  The execution, delivery and performance by the
            -----------
Corporation of the Documents and the documentation relating thereto, the consummation by the Corporation of the transactions contemplated hereby and thereby, and the issuance, sale and delivery by the Corporation of the Series A Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares by the Corporation will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance (as defined in Section 2.15) upon any of the properties or assets of the Corporation under, any Contract (as defined in Section 2.10) required to be set forth on Schedule 2.10 hereto or (c) violate the Articles of Incorporation or the By-Laws of the Corporation.

     2.10. Agreements.
           ----------

           (a) Except as set forth on Schedule 2.10 hereto, the Corporation is not a party to any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, (a "Contract") other than any Contract which (i) is cancelable by the Corporation on 30 days' or less notice without any penalty or other financial obligation and which involves payments to or from the Corporation of less than $25,000 in such 30 day period or (ii) involves annual aggregate payments to or from the Corporation of $25,000 or less, and in either case is not material to the business or financial condition of the Corporation.

           (b) Complete copies (or, if oral, full written descriptions) of all Contracts required to be listed on Schedule 2.10 hereto, including all amendments thereto, have been delivered to GSCP and have been made available to KP. Except as disclosed on Schedule 2.10 hereto, all of the Contracts will continue to be legal, valid, binding, enforceable, and in full force and effect against all the parties thereto on identical terms following the Initial Closing. Except as set forth on Schedule 2.10 hereto, (i) there is no breach, violation or default by the Corporation and no event which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by the Corporation under any such Contracts or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Corporation under, any such Contracts the effect of which would be to, or be reasonably likely to, materially and adversely affect the Corporation's business, and (ii) to the best knowledge of the Corporation, no other party to any of such Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

     2.11. Intellectual Property Rights.
           ----------------------------

           (a) The Corporation owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property (as defined below), individually or in the aggregate, material to the operation of the business of the Corporation as currently conducted. Each item of Intellectual Property owned or used by the Corporation immediately prior to each Closing will be owned or available for use by the Corporation on identical terms and conditions immediately subsequent to such Closing. The Corporation has taken all necessary action, and continues to do so, to maintain and protect each item of Intellectual Property that it owns or uses.

           (b) Except as set forth on Schedule 2.11(b) hereto, the Corporation has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and the Corporation has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that the Corporation must license or refrain from using any Intellectual Property rights of any third party). To the best knowledge of the Corporation, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Corporation.

           (c) Schedule 2.11(c) hereto identifies each patent of the Corporation and each pending patent application which has been made by the Corporation.
With respect to each patent, to the best knowledge of the Corporation, there is no legally sufficient basis for invalidating any claim therein and the Corporation is not aware of any substantial suggestion or assertion that any such claim is invalid or unenforceable. To the best knowledge of the Corporation, the patent applications identified on Schedule 2.11(c) hereto have been properly prepared and filed; such applications are presently being diligently pursued by the Corporation. With respect to each pending application, to the best knowledge of the Corporation, there is no legally sufficient basis for invalidating any claim therein indicated to be allowable by the U.S. Patent and Trademark Office ("PTO") and the

Corporation is not aware of any substantial suggestion or assertion that any such claim is invalid or unenforceable.

           (d) Schedule 2.11(d) hereto identifies all registered or unregistered trademarks of the Corporation. Schedule 2.11(d) hereto identifies each license, agreement and other permission which the Corporation has granted to any third party with respect to any of its Intellectual Property with a value of $10,000 or greater (together with any exceptions).

           (e) The Corporation has delivered to GSCP and has made available to KP correct and complete copies of all registrations, patent applications, licenses, agreements and permissions (as amended), identified in Schedules 2.11(c) and 2.11(d) hereto and has delivered to GSCP and has made available to KP correct and complete copies of all other written documentation evidencing ownership and prosecution (including all papers filed with or received from the PTO) of each such item. With respect to each item of Intellectual Property required to be identified in Schedules 2.11(c) and 2.11(d) hereto and except as set forth in Schedule 2.11(e) hereto:

               (i) the Corporation possesses all right, title and interest in and to the item, free and clear of any encumbrance, license or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

               (iii) the Corporation has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

           (f) Schedule 2.11(f) hereto identifies each item of Intellectual Property that any third party owns and that the Corporation uses pursuant to license, sublicense, agreement or permission except for software or applications used which are publicly distributed by such third parties and used in the ordinary course of business. Except as set forth on Schedule 2.11(f), (i) the Corporation has not granted any sublicense or similar right with respect to any such agreements or Intellectual Property, and (ii) to the best knowledge of the Corporation, (x) each such item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or change and (y) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of any such item of Intellectual Property.

           (g) The Corporation has no knowledge that the Corporation will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the proposed operation of its business after the Initial Closing.

           (h) The Corporation has not disclosed any of its proprietary information other than in the ordinary course of business or other than to the Corporation's representatives.

           (i) The Corporation has provided to GSCP and has made available to KP copies of any written opinions of legal counsel issued to the Corporation relating to Intellectual Property.

           "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) all licenses and agreements in connection therewith.

     2.12. Equity Investments.  Except as set forth on Schedule 2.12 hereto,
           ------------------
the Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

     2.13. Corporate Minute Books.  The Corporation has previously provided to
           ----------------------
GSCP and has made available to KP, true and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators of the Corporation since its inception.

     2.14. Activities.  Except with respect to activities of the Corporation
           ----------
relating to (i) providing access to the Internet and electronic bulletin board systems and (ii) developing an "on-line" information and entertainment service, prior to the date hereof, the Corporation has conducted no significant business operations.

     2.15. Assets.  The Corporation has good and marketable title to all of
           ------
its assets and properties, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except (i) as disclosed in
Schedule 2.15 hereto; (ii) Encumbrances for taxes not yet due and payable; (iii) Encumbrances for taxes and charges and other claims, the validity of which the Corporation is contesting in good faith; or (iv) Encumbrances which arise in the ordinary course of business and do not materially impair the Corporation's ownership, use of any such asset or property or the Corporation's ability to obtain financing by using such assets or property as collateral.

     2.16. Employee Benefit Plans.
           ----------------------

           (a) Schedule 2.16 hereto contains a true and complete list of (i) each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Corporation or pursuant to which the Corporation has any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each a "Benefit Plan"); and (ii) each management, employment, bonus, option, equity (or equity related), severance, consulting, non compete, confidentiality or similar agreement or contract between the Corporation and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Corporation (an "Employee") (each an "Employee Agreement"). The Corporation does not currently sponsor, maintain, contribute to, nor is it required to contribute to, nor has the Corporation ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to, (i) any "defined benefit plan" (as defined in ERISA Section 3(35)); (ii) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (iii) any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

           (b) The Corporation is not (i) a member of a "controlled group of corporations," under "common control" or an "affiliated service group" within the meaning of Sections 414(b), (c) or (m) of the Code, (ii) required to be aggregated under Section 414(o) of the Code, or (iii) under "common control," within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in each case with any other entity.

           (c) The Corporation has provided to GSCP and has made available to KP current, accurate and complete copies of all documents embodying or relating to each Benefit Plan and each Employee Agreement, including all amendments thereto, interpretations thereof, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), the most recent determination letter received from the IRS (if any), the most recent summary plan description (with all material modifications) (if any), and all material communications to any Employee or Employees relating to any Benefit Plan or Employee Agreement.

           (d) Each Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable, laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for either immaterial instances of noncompliance or instances of noncompliance of which the Corporation is unaware which may be reasonably cured without the incurrence by the Corporation of any material cost or liability; and each Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified.

           (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee.

     2.17. Labor Relations; Employees.  Schedule 2.17 hereto lists all
           --------------------------
employees of the Corporation. Except as set forth on Schedule 2.17 hereto, (i) the Corporation is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (ii) the Corporation is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which the Corporation is unaware which may be reasonably cured without the incurrence by the Corporation of any material cost or liability, (iii) the Corporation is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Corporation, has sought to represent any of the employees, representatives or agents of the Corporation,
(iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of the Corporation, threatened against or involving the Corporation, (v) to the best knowledge of the Corporation, no salaried key employee has any plans to terminate his or her employment with the Corporation. Each of the officers of the Corporation, each key employee and each other employee now employed by the Corporation who has access to confidential information of the Corporation has executed a confidentiality agreement substantially in the form of Exhibit I (collectively, the "Employee Nondisclosure Agreements"), and such agreements are in full force and effect.

     2.18. Litigation; Orders.  Except as set forth on Schedule 2.18, there is
           ------------------
no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity or by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Corporation, threatened against the Corporation, Marc Collins-Rector, Chad Shackley, the Intellectual Property or other property owned by the Corporation or the business of the Corporation. The Corporation is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

     2.19. Compliance with Laws; Permits.  Except as provided in Schedule 2.19
           -----------------------------
hereof, the Corporation (a) has complied in all material respects with all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to the Corporation and its business and (b) has all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of its business as currently conducted, such licenses, permits and qualifications are in full force and effect, and no violations have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any such license, permit or qualification. Schedule 2.19 hereto sets forth a list of all such licenses, permits and qualifications, and the expiration dates thereof.

     2.20.  Commissions, Etc.  Except as set forth on Schedule 2.20 hereto, the
            ----------------
Corporation is not a party to any Contract obligating the Corporation to pay commissions or fees to any party in connection with the issuance or sale of any shares of capital stock or other securities of the Corporation prior to the Initial Closing.

     2.21. Offering Exemption.  The offer and sale of the Series A Preferred
           ------------------
Stock and the Warrants as contemplated hereby, the issuance and delivery of the Warrant Shares to the Investors upon the exercise of the Warrants and the issuance and delivery of the Conversion Shares to the Investors upon the conversion of the Series A Preferred Stock are each exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities and "blue sky" laws, as currently in effect.

     2.22. Related Transactions.  Except as set forth on Schedule 2.22 hereto,
           --------------------
no current or former stockholder, director, officer or employee of the Corporation, or any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation, is presently, or since the organization of the Corporation, has been, directly or indirectly through such person's affiliation with any other person or entity, a party to any agreement or transaction with the Corporation, other than in connection with any such person's duties as a director, officer or employee of the Corporation.

     2.23. Disclosure.  Neither this Agreement nor any certificate, instrument
           ----------
or written statement furnished or made to any of the Investors by or on behalf of the Corporation pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Corporation has not disclosed to the Investors or their counsel in writing and of which the Corporation is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Corporation.

     2.24. Taxes.  Except for immaterial instances of noncompliance, the
           -----
Corporation has filed all Tax returns required by law to have been filed by it at the time of each Closing and has paid all Taxes required to be paid by it including, without limitation, any Tax levied upon any of its properties, assets, income or franchises, which are due and payable prior to or at the time of such Closing. All amounts required to be collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes in each of the balance sheets referenced in Section 2.6 are adequate in all material respects to cover any liability of the Corporation for Taxes for periods through the date of such balance sheets. If the Corporation files its Tax returns for its taxable year which includes any Closing date in conformance with its past practices and tax reporting, there will be no basis for any adverse audit adjustments with respect to the Corporation under any of the provisions of the Code, or any provisions of state, local or foreign tax law, with respect to operations and activities of the Corporation during the period which began on January 1, 1995 and ends on such Closing date. For federal income tax purposes, the Corporation was properly classified as an "S corporation" under Section 1361(a) of the Code and the treasury regulations promulgated thereunder for all periods ended on or before June 30, 1993, and was so classified for state and local income tax purposes pursuant to analogous state or local provisions through that date, in the jurisdictions set forth on Schedule 2.24. "Taxes," for purposes of this Section, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by any government or taxing authority of any country or political subdivision of any country.

     2.25. Environmental Protection.  The Corporation has not caused, arranged
           ------------------------
or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Corporation, the operation of its business, and, to the best knowledge of the Corporation, any real property that the Corporation leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below), including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Corporation has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Corporation is not aware of any basis therefor. The Corporation has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. There has been no release, or threatened release, at any time of any Hazardous Substances at, on, or about, under or within any real property currently or formerly owned or leased by the Corporation or any predecessor of the Corporation or any real properties operated or controlled by the Corporation (other than pursuant to and in accordance with permits held by the Corporation or any such predecessor).
The Premises are free of any Hazardous Substances (except those authorized pursuant to and in accordance with environmental permits held by the Corporation) and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the
                                                                  -- ----
Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et
                                                                              --
seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901,
----
et seq.  For purposes of this Agreement, the term "Hazardous Substances" shall
-- ---
include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     2.26. Consents.  Except as set forth on Schedule 2.26 hereto, no permit,
           --------
authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Corporation of the Documents or any documentation relating thereto, the consummation by the Corporation of the transactions contemplated thereby, or the issuance, sale or delivery of the Series A Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares (other than such notifications or filings required under applicable state securities laws, if any, which shall be made on a timely basis).

     2.27. Insurance.  All of the assets of the Corporation that are of
           ---------
insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. Schedule 2.27 hereto sets forth a list of all insurance coverage carried by the Corporation, the carrier and the terms and amount of coverage.

     2.28. Brokers.  Other than pursuant to an agreement with Sunrise
           -------
Securities Corp. and other than amounts alleged to be due pursuant to an agreement with Jon B. Gerster pursuant to a letter dated December 19, 1994 (the "Gerster Letter"), none of the Corporation, any of the officers, directors, employees or stockholders of the Corporation has employed any broker or finder in connection with the transactions with the Investors contemplated by this Agreement. The Corporation maintains that no amounts are payable in connection with such transactions pursuant to the Gerster Letter.

     2.29. Suppliers and Customers.  Except as set forth on Schedule 2.29
           -----------------------
hereof, no supplier of materials or services to the Corporation in an amount in excess of $25,000 per year has during the last twelve months decreased materially or, to the best knowledge of the Corporation, threatened to decrease or limit materially its provision of services or supplies to the Corporation, nor expressed material dissatisfaction with the business relationship between the Corporation and the supplier. The Corporation has no knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material modification or change in, or expressed material dissatisfaction with the business relationship between the Corporation and any supplier or customer of the Corporation of materials or services in an amount in excess of $25,000 per year.

     2.30. Investment Banking Services.  Except as set forth on Schedule 2.30
           ---------------------------
hereto, the Corporation is not a party to any Contract which grants rights to any third party with respect to the performance of investment banking services for the Corporation, including, without limitation, with respect to the sale of the corporation or a public offering, including an initial public offering, of securities of the Corporation.

     2.31. Suitability.  Except as set forth on Schedule 2.31 hereto, neither
           -----------
the Corporation nor, to the best knowledge of the Corporation, any of its directors or officers (a) has ever been indicted for or convicted of any felony or any crime involving fraud or misrepresentation; (b) is subject to any order, judgment or decree of any court of competent jurisdiction or any governmental authority barring, suspending, or otherwise limiting the right of the Corporation or such person to engage in any activity conducted by the Corporation; or (c) has been denied any license or permit affecting the Corporation's or such person's ability to conduct any activity conducted by the Corporation nor is there any basis upon which such liability to conduct any activity conducted by the Corporation may be denied.

     2.32. Use of Proceeds.  Except as set forth on Schedule 2.32 hereto, the
           ---------------
Corporation is not required pursuant to any Contract or otherwise to apply the proceeds received from the Investors pursuant to the transactions contemplated hereby in any specified manner including, without limitation, the repayment of any obligations of the Corporation.

     2.33. Preemptive Rights.  Between April 30, 1991 and April 5, 1995, the
           -----------------
Corporation sold shares of Common Stock, in each case, without offering the then stockholders of the Corporation preemptive rights with respect to such sales (each such sale being referred to as a "Preemptive Rights Transaction") as required pursuant to such Articles of Incorporation of the Corporation in effect prior to April 5, 1995 (treating for purposes of these calculations sales of all Common Stock Equivalents to which Preemptive Rights apply as sales of the shares of Common Stock issuable thereunder). The Corporation has used its reasonable best efforts to obtain waivers (a "Preemptive Rights Waiver") from all stockholders of the Corporation of their preemptive rights under the Articles of Incorporation with respect to the Preemptive Rights Transactions. Schedule 2.33 sets forth a complete list of each stockholder of the Corporation that has not executed a Preemptive Rights Waiver as of the date hereof setting forth in reasonable detail the number of shares of Common Stock which such person could purchase upon exercise of its preemptive rights and the purchase price at which such shares could be purchased.

     2.34. Stockholder Meeting.  A special meeting of stockholders of the
           -------------------
Corporation was conducted on April 5, 1995 in accordance with the Business Corporation Act of the State of Florida (the "BCA of Florida") and the Articles of Incorporation and By-Laws of the Corporation then in effect, to consider and vote on the approval of the propositions set forth in the Notice of Meeting attached as Exhibit J hereto (collectively, the "Propositions"), including, without limitation, the amendment to the Articles of Incorporation and By-Laws of the Corporation then in effect. The Propositions were approved by the requisite vote of stockholders of the Corporation required under the BCA of Florida and the articles of Incorporation and By-Laws of the Corporation then in effect to so approve the Propositions.

SECTION 3. Representations and Warranties of the Investor.  Each Investor
           ----------------------------------------------
represents and warrants to the Corporation as of the date hereof as follows:

           (a) The Investor is acquiring the Series A Preferred Stock and the Warrants to be purchased by it under this Agreement for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

           (b) The Investor understands that (i) the Series A Preferred Stock and the Warrants have not been, and that the Warrant Shares and the Conversion Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act and (ii) the Series A Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act or is exempt from regulation thereunder.

           (c) The Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

           (d) The Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

           (e) The Investor is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

           (f) The Investor is a partnership duly organized and validly existing under the laws of the state of its organization and has all partnership power and authority to enter into and perform the Documents. Each of the Documents has been duly authorized by all necessary partnership action on the part of the Investor. Each of the Documents constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

           (g) The execution, delivery and performance by the Investor of each of the Documents and the consummation by the Investor of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Investor, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, judgment, claim, lien, security interest, pledge, escrow, charge or other encumbrance of any kind or character whatsoever upon any of the properties or assets of the Investor under, any material indenture, mortgage, guaranty, lease, license or other contract or agreement, written or oral, to which the Investor is a party or (c) violate the organizational documents of the Investor.

SECTION 4. Corporate Governance.
           --------------------

     4.1.  Board of Directors.
           ------------------

           (a) (i) Subject to Section 4.1(d), from and after the date hereof and until a Qualified IPO (as defined in Section 5.12), the Board shall consist of five directors and the Corporation shall cause the following persons to be designated for election at any meeting of stockholders for the election of directors: (A) the then Chief Executive Officer of the Corporation including any interim Chief Executive Officer (the "CEO"), (B) so long as the Investor Parties (as defined in Section 5.12) beneficially own any Equity Securities of the Corporation and subject to Section 4.1(a)(iii), two persons designated by the Investors (each such person an "Investor Designee") and (C) subject to
Section 4.1(a)(iii), the remaining persons to be designated by the Corporation (each such person a

"Corporate Designee"; each of the CEO, each Investor Designee and each Corporate Designee is referred to as a "Director Designee"). So long as any shares of Series A Preferred Stock are outstanding, the persons nominated by the Investors under this Section 4.1(a)(i) shall be the Series A Directors (as defined in the Articles of Incorporation).

                    (ii) In the event (A) Racal-Datacom Inc. or any other person is entitled pursuant to any Contract entered into prior to the date hereof to nominate one or more persons to serve as a director and (B) Racal-Datacom Inc. or any other such person nominates one or more persons to serve as a director, such nominee(s) shall be a Corporate Designee(s) for purposes of
Section 4.1(a)(i).

                    (iii) Any person selected by the Investors to be an Investor Designee who is not an employee, officer, director or partner of an Investor shall be subject to the consent of the Corporation, which consent shall not be unreasonably withheld. Any person selected by the Corporation to be a Corporate Designee (other than Randy Maslow and Donald Schutt) shall be subject to the consent of the Investors, which consent shall not be unreasonably withheld.

           (b) At each meeting of stockholders at which the election of directors is on the agenda, the Corporation shall recommend to stockholders (or the holders of Series A Preferred Stock, as the case may be) the election of the Director Designees as directors, subject to the provisions of Section 4(a)(iii).

           (c) Each Director Designee shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified. If any Director Designee shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled (i) by the new CEO, in the case of a vacancy of the CEO's board seat and (ii) in all other cases, by another person designated in the manner set forth in Section 4.1(a)(i), by the entity or entities set forth in Section 4.1(a)(i).

           (d) Notwithstanding anything herein to the contrary, until a person is elected to replace Marc Collins-Rector as CEO, the Corporation shall cause two Corporate Designees and three Investor Designees to be designated for election at any meeting of stockholders for the election of directors.

     4.2.  Committees.
           ----------

           (a) The Corporation shall cause the CEO and an Investor Designee (and until a person is elected to replace Marc Collins-Rector as CEO, the Corporation shall cause two Investor Designees) determined by the Investors to be appointed to each committee of the Board. Notwithstanding the foregoing, the Corporation shall cause both Investor Designees to be appointed to the compensation committee of the Board.

           (b) If the Investor Designee serving on any such committee shall cease to serve as a director of the Corporation for any reason or otherwise is unable to fulfill his or her duties on any such committee, the vacancy resulting thereby shall be filled by another person designated by the Investors.

     4.3.  Removal.  The Corporation agrees that (i) no Investor Designees
           -------
shall be removed from office without the consent of the Investors and (ii) that no Specified Executive Officer (as defined in Section 5.22) shall be removed from office without the consent of either GSCP or KP.

     4.4.  Directors' Indemnification.
           --------------------------

           (a) The Corporation shall promptly obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance upon such terms and in such amount as is reasonably acceptable to the Investor.

           (b) The Articles of Incorporation or By-Laws, or both shall provide for indemnification of, and advancement of expenses to, the directors of the Corporation to the fullest extent permitted by law, which provisions shall not be amended, repealed or otherwise modified until at least 6 years following the date that the Investors are no longer entitled to nominate directors pursuant to
Section 4.1 hereto.

     4.5.  Meetings of the Board of Directors.  The Corporation shall pay all
           ----------------------------------
reasonable travel expenses and other out-of-pocket disbursements incurred by any Investor Designee or Series A Director in connection with attending meetings of the Board of Directors of the Corporation.

SECTION 5. Certain Covenants.
           -----------------

     5.1.  Access to Records.  From and after the Initial Closing, the
           -----------------
Corporation shall afford to each Investor and its employees, counsel and other authorized representatives full access, during normal business hours, upon reasonable advance notice, with due regard to the Corporation's ongoing operations, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation, for any reasonable purpose whatsoever.

     5.2.  Financial Reports.  From and after the Initial Closing, the
           -----------------
Corporation agrees to furnish to each Investor the following:

           5.2.1. Within 45 days after the end of each quarterly fiscal period, commencing with the first quarterly fiscal period ending after the Initial Closing or ending in the 45-day period before the Initial Closing, an unaudited balance sheet and income statement as of the end of such period, together with statements of retained earnings and cash flow for such period, and a comparison by reasonable categories, including a reasonable explanation of any differences, of the actual results to the applicable budget and the comparable figures for the prior year, all in detail satisfactory to the Investor and certified by the Chief Executive Officer of the Corporation as presenting fairly the financial position and results of operations of the Corporation for such period and as having been prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments) consistently applied.

           5.2.2. Within 15 days after the end of each fiscal month, commencing with the first fiscal month ending after the Initial Closing or ending in the 15-day period before the Initial Closing, internal monthly financial and operating statements for such month, prepared by the Corporation for the Chief Executive Officer of the Corporation, plus a statement certified by the Chief Executive Officer of the Corporation, setting forth a comparison by reasonable categories to the applicable budget and the comparable figures for the prior year and a reasonable explanation of any differences.

           5.2.3. Within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Initial Closing or ending in the 90-day period before the Initial Closing, an audited balance sheet and income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized national firm of independent accountants selected by the Board as presenting fairly the financial position and results of operations of the Corporation and as having been prepared in accordance with generally accepted accounting principles consistently applied, including their opinion thereon.

           5.2.4. Promptly upon becoming available, (a) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission ("SEC") or any securities exchange and (b) any other financial or other information available to management of the Corporation as any of the Investors shall have reasonably requested on a timely basis.

           5.2.5. If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then, in respect of such period, the financial statements and information delivered pursuant to the foregoing Sections 5.2.1, 5.2.2 and 5.2.3 shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated subsidiaries.

           5.2.6. In all cases, the Corporation shall provide to the Investors all information which it provides or has an obligation to provide to any other stockholder of the Corporation, pursuant to any agreement with such stockholder or otherwise, and any other information that any of the Investors may reasonably request.

     5.3.  Budget and Operating Forecast.  The Corporation shall provide the
           -----------------------------
Investors with a copy of its operating plan and budget for fiscal year 1995, which is approved by the Board within forty-five (45) days of the date hereof. Forty-five (45) days before the beginning of each fiscal year, the Corporation shall deliver to the Investors an operating plan and budget for the immediately succeeding fiscal year so approved by the Board.

     5.4.  System of Accounting.  The books of account and other financial and
           --------------------
corporate records of the Corporation and its subsidiaries shall be maintained in accordance with good business and accounting practices and the financial condition of the Corporation shall be accurately reflected in the financial statements referred to in Section 5.2.

     5.5.  Maintenance of Corporate Existence, etc.  The Corporation shall
           ---------------------------------------
maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Corporation to be material to the conduct of its business.

     5.6.  Compliance with Laws.  The Corporation shall comply, and use its
           --------------------
best efforts to cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     5.7.  Maintenance of Properties and Leases.  The Corporation shall keep
           ------------------------------------
its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacement, additions and improvements thereto; and the Corporation and its subsidiaries, if any, shall at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession of, property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Corporation.

     5.8.  Insurance.
           ---------

           (a) The Corporation shall keep its assets and those of its subsidiaries, if any, which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

           (b) The Corporation shall promptly secure and maintain after the Initial Closing, with financially sound and reputable insurers, term life insurance on the life of Marc Collins-Rector in the amount of $5,000,000. Such policy shall be owned by the Corporation and all benefits thereunder shall be payable to the Corporation.

     5.9.  Licenses and Permits.  The Corporation shall use its best efforts to
           --------------------
obtain all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of business as proposed to be conducted.

     5.10. Intellectual Property.  The Corporation shall use its best efforts
           ---------------------
to cause all Intellectual Property, including, but not limited to, technological developments, inventions, discoveries or improvements made by employees of the Corporation and its subsidiaries, if any, to be fully documented in engineering or other notebooks in accordance with the prevailing industrial professional standards, and where possible and appropriate, file and prosecute United States and foreign patent applications relating to and protecting such developments.
In addition, the Corporation shall use its best efforts to cause all Intellectual Property, including, but not limited to, all technological developments, inventions, discoveries or improvements made by any employee of the Corporation and its subsidiaries, if any, to be owned by the Corporation and, where possible and appropriate, obtain legal protections for the benefit of the Corporation with respect to such property.

      5.11.  Employee Nondisclosure Agreements.  The Corporation shall use its
             ---------------------------------
best efforts to obtain, and shall cause its subsidiaries, if any, to use their best efforts to obtain, an Employee Nondisclosure Agreement in substantially the form of Exhibit I hereto, as applicable, from all future officers, key employees and other employees who will have access to confidential information of the Corporation or any of its subsidiaries, if any, upon their employment by the Corporation or any of such subsidiaries.

      5.12.  Preemptive Rights.
             -----------------

          (a) Until the earlier of a Qualified IPO (as defined below) and 3 years after the date hereof, except for Excluded Securities (as hereinafter defined), the Corporation shall not issue, sell or exchange, or agree to issue, sell or exchange (collectively, "Issue," and any issuance, sale or exchange resulting therefrom, an "Issuance") (i) any shares of the Corporation's capital stock, (ii) any other equity security of the Corporation, including, without limitation, any options, warrants or other rights to subscribe for, purchase or otherwise acquire any capital stock or other equity security of the Corporation or (iii) any other security of the Corporation that is convertible into or exchangeable for any equity security of the Corporation (collectively, an "Equity Security") unless, in each case, the Corporation shall have first given written notice (the "Offer Notice") to each Investor which shall (a) state the Corporation's intention to sell any of the securities described in (i), (ii) and
(iii) above, the amount to be issued, sold or exchanged, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed issuance, sale or exchange and (b) offer (a "Preemptive Offer") to Issue to each Investor and its affiliates such Investor's Pro Rata Share (as defined below) of such securities (with respect to each Investor, the "Offered Securities") upon the terms and subject to the conditions set forth in the Offer Notice, which Preemptive Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to the Investor (and, to the extent the Preemptive Offer is accepted during such 30-day period, until the closing of the sales contemplated by the Preemptive Offer). "Pro Rata Share" for the purposes of this Section shall mean, the quotient of the number of shares of Common Stock beneficially owned by
(i) GSCP together with all GSCP Affiliates (as defined in Section 15) (collectively, the "GSCP Parties"), in the case of GSCP, or KP together with all KP Affiliates (as defined in Section 15) (collectively, the "KP Parties"; together with the GSCP Parties, the "Investor Parties"), in the case of KP, divided by (ii) the total number of shares of Common Stock issued and outstanding on the date of the Preemptive Offer (treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised).

          (b) Notice of an Investor's intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Investor and delivered to the Corporation prior to the end of the 30-day period of such Preemptive Offer (each, a "Notice of Acceptance"), setting forth such portion of the Offered Securities that the Investor elects to purchase.

          (c)  (i)    In the event that a Notice of Acceptance is not given by
an Investor in respect of all the Offered Securities, the Corporation shall have 90 days following the earlier of (A) delivery of the Notice of Acceptance or (B) the 30-day period referred to in clause (b) above, if no Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Notice of Acceptance to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Corporation than those set forth in the Preemptive Offer.

               (ii) If the Corporation does not consummate the Issuance of all or part of the remaining Offered Securities to such other person or persons within such period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Investor in accordance with this Section 5.12.

               (iii) Upon the closing, which shall include full payment to the Corporation, of the Issuance to such other person or persons (the "Other Buyers") of all or part of the remaining Offered Securities, the Investor shall purchase from the Corporation, and the Corporation shall Issue to the Investor, the Offered Securities covered by the Notice of Acceptance delivered to the Corporation by the Investor, on the terms specified in the Preemptive Offer. The purchase by the Investor of any Offered Securities is subject in all cases to the execution and delivery by the Corporation and the Investor of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Corporation and the Other Buyers.

          (d)  As used herein, "Excluded Securities" shall mean:

               (i) the Series A Preferred Stock issued or issuable pursuant to this Agreement;

               (ii) shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to an employee benefit plan approved by the compensation committee of the Board, the total number of such shares not to exceed 10% of the outstanding shares of Common Stock at the Subsequent Closing (treating for purposes of these calculations all Common Stock Equivalents as having been converted, exchanged or exercised);

               (iii) Common Stock issued or issuable upon conversion, exercise or exchange of any securities outstanding on the date hereof and set forth on
Schedule 2.3 hereto or upon the conversion or exercise of any convertible security, right, option or warrant which is subject to a Preemptive Offer or which is issued or issuable pursuant to this Agreement;

               (iv) any capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Corporation's capital stock or issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity; or

               (v) Common Stock issued in any public offering of the Company's securities.

          (e) As used herein a "Qualified IPO" shall mean the closing of the sale of shares of Common Stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $25,000,000 of gross proceeds to the Corporation before deducting underwriting discounts and commissions and offering expenses, and reflecting a Corporation Valuation (as defined below) of $75,000,000 or more.

          The term "Corporation Valuation" means, with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering (treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised) multiplied by the per share offering price for such public offering.

      5.13.  Disclosure of Investment.  The Corporation, on the one hand, and
             ------------------------
each of the Investors, on the other hand, agrees that it will not, (i) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law and other than to potential investors in the Corporation, disclose the transactions contemplated by the Documents without the prior written consent of the other party or (ii) use in advertising or publicity the name of the other party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party. The Corporation will not represent, directly or indirectly, that any product or any service provided by, the Corporation has been approved or endorsed by any Investor without the prior written consent of the Investor.

      5.14.  Use of Proceeds.  The Corporation shall use the proceeds from the
             ---------------
sale of Series A Preferred Stock and Warrants hereunder, and any monies received upon exercise of the Warrants, as set forth on Schedule 5.14 hereto or in such other manner as may be approved by the Board.

      5.15.  Major Transactions.
             ------------------

          (a) In addition to any other action required to be taken by the Board, the Corporation shall not, and shall cause its subsidiaries (if any) not to, directly or indirectly, take any of the following actions without the prior approval of the Board:

               (i) make any significant change in the operating plan and budget of the Corporation;

               (ii) make any material change in the nature of its business or engage in any line of business not conducted by the Corporation as of the date hereof;

               (iii) mortgage, encumber, or create or incur liens on, its assets;

               (iv) make or commit to make capital expenditures in excess of an amount to be determined by the Board;

               (v)    enter into any transactions with affiliates;

               (vi) enter into any material Contract or amend any material Contract;

               (vii)  appoint or remove any executive management; or

               (viii) relocate the Corporation's headquarters.

          (b) Until the completion of a Qualified IPO, the Corporation shall not, and shall cause its subsidiaries (if any) not to, directly or indirectly, take any of the following actions without the prior written consent of the Investors (except as expressly permitted by this Agreement):

               (i) consolidate or merge into or with any other person, or enter into any other similar business combination transaction or effect any transaction or series of transactions in which more than fifty percent (50%) of its voting securities are transferred to another person;

               (ii) liquidate, dissolve or wind up, either voluntarily or involuntarily;

               (iii) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity;

               (iv) purchase, acquire or obtain assets of any third party in an aggregate amount (as to the Corporation and all of its subsidiaries) in any fiscal year in excess of $500,000;

               (v) sell, lease, transfer or otherwise dispose of any assets in an aggregate amount (as to the Corporation and all of its subsidiaries) in any fiscal year in excess of $500,000;

               (vi) create, incur, assume or suffer to exist any indebtedness for borrowed money (including any capital leases) in an aggregate amount (as to the Corporation and all of its subsidiaries) in excess of $1,000,000;

               (vii) pay, or set aside any sums for the payment of, any dividends, or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities (other than indebtedness at maturity in accordance with its terms) or issue or sell any capital stock or other securities except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the issuance of shares of Common Stock or the issuance of Common Stock Equivalents approved by the Board to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to an employee benefit plan of the Corporation; provided, however, the total number of shares of Common Stock issued or issuable
--------  -------
pursuant to such plans shall not exceed 10% of the outstanding shares of Common Stock as of the Subsequent Closing (treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised);

               (viii) change the Corporation's independent public accountants;
or

               (ix) amend, modify or waive the Articles of Incorporation or the By-Laws in any manner which adversely affects the rights of any of the Investors thereunder, including, without limitation, any change in the number of directors comprising the Board of Directors, or become a party to any agreement which is inconsistent with the rights of any of the Investors under the Documents or otherwise conflicts with the Documents.

               (x) enter into any transaction (except as expressly permitted by this Agreement) with any (i) "affiliate" or "associate" (as such terms are defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any Investor or (ii) entity of which any Investor is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities (any such party a "Related Party").

      5.16.  Notice.  From and after the Closing, the Corporation shall provide
             ------
the Investors with written notice as soon as possible after the occurrence of any event which if it had occurred after December 31, 1994 and prior to the Closing would have required disclosure to the Investors pursuant to Section 2.8 hereof.

      5.17.  Confidentiality.  Any information or documentation (other than
             ---------------
publicly available information) provided to the Investors pursuant to Section
5.1 or 5.2 shall be deemed to be confidential information of the Corporation. Each Investor agrees to use its reasonable efforts to prevent the disclosure to any person (excluding its officers, employees, agents or counsel) of any such confidential information disclosed to it except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over the Investor, (ii) to the extent that such information is or shall have become generally available to the public without breach of this covenant, (iii) to the extent that such information is received by the Investor from a third party on a nonconfidential basis, (iv) in connection with the enforcement of the Investor's rights hereunder or under the Articles of Incorporation and (v) disclosure to other investors in the securities of the Corporation.

      5.18.  Investment Banking Services.  So long as the GSCP Parties
             ---------------------------
beneficially own 5% or more of the outstanding shares of Common Stock of the Corporation (treating for purposes of this calculation the conversion of all Series A Preferred Stock) Goldman, Sachs & Co. ("Goldman Sachs") or any affiliate of Goldman Sachs shall have the right to perform all investment banking services for the Corporation (including, without limitation, with respect to the sale of the

Corporation or a public offering of securities of the Corporation) upon customary terms, including compensation, consistent with an arm's-length transaction. If the Corporation and Goldman Sachs or its affiliate, after good faith discussions, cannot agree on the terms of any such engagement, the Corporation may hire such other investment banker as it finds acceptable provided that Goldman Sachs will then be entitled to be a member of the management group in connection with any underwriting of capital stock of the Corporation.

      5.19.  Preemptive Rights Waivers.  The Corporation shall use its
             -------------------------
reasonable best efforts to obtain, as promptly as practicable after the date hereof, Preemptive Rights Waivers from each stockholder of the Corporation with respect to all of the Preemptive Rights Transactions.

      5.20.  Rescission Offer.  Unless otherwise agreed to by the Investors, the
             ----------------
Corporation shall, as promptly as practicable after the date hereof and in accordance with all applicable law, conduct an offer or offers to rescind the issuance to any person (other than Marc Collins-Rector and Chad Shackley) of each share of Common Stock and each Common Stock Equivalent issued by the Corporation to such person prior to the date hereof (any such offer or offers collectively referred to as the "Rescission Offer"). The Company shall consummate the Rescission Offer and all purchases of Common Stock relating thereto within 90 days after the date hereof (such 90th day referred to as the "Rescission Termination Date").

      5.21.  Relocation.  Unless otherwise agreed to by the Investors, the
             ----------
Corporation shall use its reasonable best efforts to relocate the headquarters of the Corporation to a suitable location in San Jose, California as promptly as practicable after the date hereof.

      5.22.  Corporate Officers.
             ------------------

          (a) Immediately after the Initial Closing, the Corporation will cooperate with the Investors and use its reasonable best efforts to conduct an active search, supervised by the Investors, to elect a permanent CEO (the "Permanent CEO") to replace either Marc Collins-Rector or any interim CEO appointed by the Investors (the "Interim CEO"), provided that the election of such CEO shall be subject to the approval of the Corporate Designees, which consent will not be unreasonably withheld.

          (b) If there is no person designated the CEO, then no person shall be elected to fill an equivalent office, whether designated President or Chief Operating Officer or otherwise of the Corporation or to hold any other similar corporate office (each such person shall be referred to as a "Specified Executive Officer") unless such person is approved by the Investors.

      5.23.  Call Right.
             ----------

          (a) In the event an Investor notifies the Corporation that it will not consummate the Subsequent Closing solely because the condition to closing set forth in Section 6(e) has not been satisfied (such notice referred to as the "Investor Notice"), then, for a period of 10 days after delivery of such Investor Notice, the Corporation shall have the right (the "Call Right") to require such

Investor and its Investor Affiliates (as defined in Section 15) to sell all, but not less than all, of the (i) shares of Series A Preferred Stock (including Conversion Shares) and Warrants (including Warrant Shares) purchased by such Investor and its Investor Affiliates under this Agreement and (ii) any shares of Common Stock and Options (including Option Shares) purchased by such Investor and its Investor Affiliates under the Stock Purchase Agreement (collectively,
(i) and (ii) are referred to as the "Investor Securities"), at an aggregate price equal to the product of (A) $1.00 multiplied by (B) each share of Common Stock acquired by the Investors pursuant to this Agreement or the Stock Purchase Agreement or issuable upon conversion of the outstanding Series A Preferred Stock, in each case, on the date of the Corporation Notice (the "Call Price"). The Corporation may exercise the Call Right by delivering written notice (the "Corporation Notice") to such Investor setting forth the Corporation's exercise of its Call Right. Upon exercise of the Call Right and delivery of the Corporation Notice to such Investor, the Corporation shall be unconditionally committed to purchase the Investor Securities of such Investor and its Investor Affiliates at the Call Closing (as defined in Section 5.23(b)).

          (b) The closing (the "Call Closing") of the sale and purchase of the Investor Securities of an Investor and its Investor Affiliates with respect to which a Corporation Notice has been delivered, shall take place on a date selected by the parties, which date shall (i) if financing is sought by the Corporation in order to purchase the Investor Securities, be within 5 days after the obtaining of such financing and (ii) in all cases not be later than three months after delivery of the related Investor Notice and shall be held at a location to be determined by the parties. At the Call Closing, such Investor shall, and shall cause each of its Investor Affiliates, against payment of the Call Price in immediately available funds, to deliver to the Corporation the certificates, if any, representing the Investor Securities being purchased, duly endorsed, or accompanied by stock power(s) duly executed in blank.

SECTION 6.  Conditions to the Subsequent Purchase.  The obligations of each
            -------------------------------------
Investor to consummate the Subsequent Purchase shall be subject to the satisfaction (or waiver, which shall not be effective against any Investor who does not consent in writing thereto), on or prior to the Subsequent Closing Date, of the following conditions:

          (a)  The Initial Closing shall have occurred.

          (b) The Corporation shall deliver to the Investors: (A) certificates of good standing for the Corporation from the States of Florida and Michigan, dated as of a date no earlier than five days prior to the Subsequent Closing, and (B) certificates representing the applicable Series A Preferred Stock.

          (c) The Investors shall have received a certificate of the Corporation, dated as of the Subsequent Closing Date and signed by the Chief Executive Officer of the Corporation, substantially in the form of Exhibit K hereto, certifying that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as of the Subsequent Closing Date, as if made on the Subsequent Closing Date, except as set forth on a schedule to such certificate.

          (d) The Company shall have complied in all material respects with all its agreements and covenants contained herein required to be performed at or prior to the Subsequent Closing to the extent such agreements and covenants relate to the Subsequent Closing.

          (e) No event or change shall have occurred which, individually or in the aggregate, has a material adverse effect on the business, assets, liability, properties, condition (financial or otherwise), operations or results of operations of the Corporation.

          (f) No statute, rule or regulation or order of any court or any governmental authority shall be in effect which, in either case, restrains, enjoins, makes illegal or otherwise prohibits the transactions contemplated hereby or the continuance of the Corporation's business in substantially the manner in which it is now conducted.

          (g) The Investors shall have received the audited statements of income, stockholders' equity and cash flows of the Corporation for the fiscal year ended December 31, 1994, such audited financial statements to be reported on by Ernst & Young without any qualification other than a qualification relating to the Corporation's inability to conduct its operations without additional financing.

SECTION 7.   Termination.
             -----------

          (a) The obligation of the parties to effect the Subsequent Purchase may be terminated (i) by the mutual written consent of the Corporation and the Investors or (ii) by any party in writing, without liability to such party on account of such termination (provided the terminating party is not otherwise in breach and/or default of this Agreement), if the Subsequent Closing shall not have occurred on or before August 31, 1995.

          (b) Termination pursuant to Section 7(a) hereto shall terminate all obligations of the parties hereto to effect the Subsequent Purchase and all obligations or liabilities relating thereto except for Sections 11 and 12 hereto.

SECTION 8.  Transfer Taxes.  The Corporation agrees that it will pay, and will
            --------------
hold each Investor harmless from any and all liability with respect to any stamp or similar Taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold each Investor harmless from all Taxes in respect of the issuance of the Series A Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares to the Investors.

SECTION 9.  Legends; Exchanges; Lost, Stolen or Mutilated Certificates.
            ----------------------------------------------------------

          (a) Each certificate representing Warrants or shares of Series A Preferred Stock or Common Stock issued or issuable to the Investors hereunder shall bear a legend containing the following words:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND CERTAIN VOTING REQUIREMENTS SET FORTH IN THE STOCKHOLDER AGREEMENT DATED AS OF April 20, 1995 BY AND AMONG CONCENTRIC RESEARCH CORPORATION AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION"

          The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation, or a "no-action" letter from the Staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding the Stockholder Agreement be placed upon certificates evidencing any such securities shall cease and terminate upon the earlier of (i) the transfer of such securities in accordance with the Stockholder Agreement and (ii) the termination of the Stockholder Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

          (b) Upon surrender by any Investor to the Corporation of any certificate representing Series A Preferred Stock or Common Stock purchased or acquired hereunder, the Corporation at its expense will, within 5 business days, issue in exchange therefor, and deliver to the Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any share of Series A Preferred Stock or Common Stock purchased or acquired by any Investor hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the corporation, or in any case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will, within 5 business days, issue and deliver to the Investor a new certificate for such Series A Preferred Stock or Common Stock of like tenor, in lieu of such lost, stolen or mutilated certificate.

SECTION 10.  Survival of Representations, Warranties, Agreements and Covenants,
             ------------------------------------------------------------------
etc.  All representations and warranties hereunder shall survive the Closing
---
for a period of 5 years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, provided, however, that (i) the representations and warranties set forth in Section 2.3 shall survive indefinitely and (ii) the representations made in Section 2.7, as they relate to Taxes, and in Section 2.24, shall survive until the expiration of the applicable statute of limitations. All statements contained in any Schedule to this Agreement or in any certificate or other instrument delivered by the Corporation pursuant to Section 1.4 shall constitute representations and warranties by the Corporation under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative; provided, however, that the rights of an Investor and the
                  --------  -------
obligations of the Corporation to such Investor under Section 5 of this Agreement shall, unless otherwise specified therein, terminate at such time as such Investor and its Investor Affiliates do not beneficially own any shares of the capital stock of the Corporation.

SECTION 11.  Expenses.  The Corporation and each Investor shall pay all its
             --------
costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, the Corporation shall pay and shall reimburse the Investors
--------  -------
at each Closing (other than with respect to fees and expenses set forth in the proviso to this sentence of this Section 11 which shall be payable upon request) for the fees and expenses of counsel retained by the Investors (such amount to be allocated equally among the GSCP Parties and the KP Parties) in connection with the negotiation and preparation of the Documents and the documentation relating thereto and the consummation of the transactions contemplated hereunder; provided, further, the Corporation shall pay and fully reimburse the
           --------  -------
Investors upon request for any fees and expenses of counsel retained by the Investors in connection with the Rescission Offer.

SECTION 12.  Indemnification.
             ---------------

          (a) (i) The Corporation shall indemnify, defend and hold each Investor and its affiliates harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) (collectively, "Losses"), arising from the breach of any of the representations, warranties, covenants or agreements made by it in any of the Documents or in any certificate or other instrument delivered pursuant hereto, including, without limitation, any Indemnifiable Diminution, and from any Rescission Losses (as such terms are hereinafter defined). For purposes of this Section 12, each of the representations and warranties made by the Corporation in any of the Documents or in any certificate or other instrument delivered pursuant hereto shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality, such as the words "material adverse affect," "immaterial," "material" and "in all material respects" or words of similar import.

               (ii) An "Indemnifiable Diminution" means any diminution in the book value of the shareholders' equity of the Corporation (including, without limitation, as a result of any undisclosed liability in existence as of the date hereof required to be disclosed to the Investors or the incurrence of any out-of-pocket costs and expenses with respect to any undisclosed litigation or claim of a third party in existence as of the date hereof required to be disclosed to the Investors) in excess of $100,000 arising from (i) the breach of any of the representations and warranties made by the Corporation in any of the Documents or in any certificate or other instrument delivered pursuant hereto (ii) any Losses incurred by the Corporation arising from (A) any violation by the Corporation or any of its officers, directors or employees of federal or state laws (other than with respect to costs associated with the Rescission Offer) or (B) actions taken by Marc Collins-Rector prior to the date hereof whether in connection with the Corporation or otherwise. The Corporation shall provide each Investor, within five days after the end of any fiscal month in which Indemnifiable Diminution is incurred, written notice setting forth in reasonable detail the amount of the Indemnifiable Diminution and the reason it was incurred.

               (iii) A "Rescission Loss" shall occur any time the Corporation purchases (any such purchase referred to as a "Rescission Purchase") any shares of Common Stock or Common Stock Equivalents from any person pursuant to the Rescission Offer at a price per share in excess of the Closing Per Share Price (the purchase price per share of Common Stock or Common Stock Equivalents (including any amounts relating to such purchase paid in respect of interest or damages) minus the Closing Per Share Price being referred to as the "Excess Price Per Share") and the amount of the Rescission Loss shall be equal to the product of (A) the total number of shares of Common Stock purchased in such Rescission Purchase multiplied by (B) the Excess Price Per Share. The Corporation shall provide each Investor, within five days after the Rescission Termination Date, written notice setting forth in reasonable detail the aggregate Rescission Losses resulting from the Rescission Purchases (collectively, the "Rescission Losses").

          (b) In the event of any Indemnifiable Diminution and/or any Rescission Losses, the Corporation shall (subject to clauses (c) and (d) below) pay the Investors an amount (such amount with respect to Indemnifiable Diminution shall be referred to as the "Final Indemnification Amount," and such amount with respect to Rescission Losses shall be referred to as the "Final Rescission Amount") equal to the quotient obtained by dividing (i) the Initial Indemnification Amount by (ii) the result of (A) 1 minus (B) the Aggregate Investor Equity Percentage (as such terms are defined below). The "Initial Indemnification Amount" shall mean the product obtained by multiplying (I) the amount of any Indemnifiable Diminution and/or any Rescission Losses, as applicable, by (II) the Aggregate Investor Equity Percentage. In the event the Corporation grants indemnification rights similar to those granted pursuant to
Section 12(a) with respect to Indemnifiable Diminution or Rescission Losses to any other person in the future, appropriate adjustments to this Section 12 shall be made so that the Investor will suffer no loss, directly or as a result of any diminution in the book value of the stockholders' equity related to its investment under this Agreement as a result of any indemnification payment to such other person thereunder.

          (c) Any amount payable by the Corporation to the Investors hereunder shall be paid by issuing shares of Common Stock in an amount equal to the quotient obtained (rounded up to the nearest whole even number) of (i) the Aggregate Indemnification Amount and/or the Final Rescission Amount, as applicable, divided by (ii) the applicable Per Share Price of a share of Common Stock. The number of shares issuable under this Section 12(c) shall be allocated among the GSCP Parties and the KP Parties as follows: 50% to the GSCP Parties and 50% to the KP Parties.

          (d) The Corporation shall not be required to issue any shares of Common Stock pursuant to Section 12(c) with respect to Losses arising from Indemnifiable Diminution until the Aggregate Indemnification Amount is equal to $15,000. The Corporation shall issue any shares of Common Stock to be issued to the Investors pursuant to Section 12(c) with respect to Rescission Losses promptly after the Rescission Termination Date.

          (e) For purposes of all calculations under this Section 12, (i) all outstanding Common Stock Equivalents shall be treated as being exercised, exchanged or converted into Common Stock at the then applicable exercise, exchange and conversion rates and such shares of Common Stock shall be treated as being outstanding, (ii) all purchases or sales of Common Stock Equivalents shall be treated as the purchase or sale of the underlying shares of Common Stock and (iii) the number of shares of Common Stock held by an Investor and its Investor Affiliates as of the Subsequent Closing shall include any shares of Common Stock issued to the Investor and/or its Investor Affiliates pursuant to
Section 1.5(b).

          (f) For purposes of this Section 12 the following terms shall have the meanings set forth below:

          "Aggregate Indemnification Amount" means, at any time, the aggregate amount of indemnification payments due to the Investors under Section 12(b) with respect to Indemnifiable Diminution.

          "Aggregate Investor Equity Percentage" means, (i) for purposes of calculating any Final Indemnification Amount, the quotient obtained (expressed as a decimal) by dividing (A) the number of shares of Common Stock issued under this Agreement and held by the Investor Parties as of the Subsequent Closing by
(B) the number of shares of Common Stock outstanding as of the Subsequent Closing and (ii) for purposes of calculating the Final Rescission Amount, the quotient obtained (expressed as a decimal) by dividing (A) the number of shares of Common Stock issued under this Agreement and held by the Investor Parties as of the Subsequent Closing by (B) the result of (I) the number of shares of Common Stock outstanding as of the Subsequent Closing minus (II) the number of shares of Common Stock purchased pursuant to all Rescission Purchases (collectively, the "Adjusted Closing Date Shares").

          "Closing Per Share Price " means $.7331.

          "Enterprise Value" means, with respect to any calculation in respect of an Aggregate Indemnification Amount, the product of (i) the Fair Market Value of a share of Common Stock multiplied by (ii) the total number of shares of Common Stock outstanding prior to the issuance of any shares of Common Stock under Section 12(c) in respect of such Aggregate Indemnification Amount (collectively, the "Outstanding Shares").

          "Fair Market Value" on any day shall mean the average of the daily market prices of a share of Common Stock over a period of 30 consecutive Business Days prior to the day as of which "Fair Market Value" is being determined. The market price for each such Business Day shall be the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the closing bid and asked prices on all such exchanges at the end of such day, or, if the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 3:30 P.M., New York time, on such day, or if the Common Stock shall not be quoted, in the NASDAQ System, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Common Stock is listed on any domestic exchange, the term "Business Days" as used in this clause shall mean Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" shall be deemed to be determined in good faith by the Corporation and the Investor. In the event the Corporation and the Investor cannot agree on such Fair Market Value within 30 days after a determination of Fair Market Value is to be made, the Fair Market Value shall be deemed to be the value per share of Common Stock determined by an independent investment banking firm of national reputation selected by the Investors and the Corporation. In the event the Corporation and the Investors cannot agree on such investment banking firm within 10 days after such investment banking firm is to be selected, the selection of the investment banking firm shall be submitted to the American Arbitration Association for resolution. The fees of such investment banking firm shall be borne as follows:
50% by the Corporation and 50% by the Investors (allocated equally among the GSCP Parties and the KP Parties).

          "Per Share Price " means an amount equal to (i) with respect to any calculation in respect of an Aggregate Indemnification Amount, the quotient obtained by dividing (A) the result of (I) the Enterprise Value minus (II) the sum of (x) the Indemnifiable Diminution with respect to the Aggregate Indemnification Amount and (y) the Aggregate Indemnification Amount by (B) the Outstanding Shares and (ii) with respect to any calculation in respect of the Final Rescission Amount, the quotient obtained by dividing (A) the result of (I) $24,482,759 minus (II) the sum of (x) the aggregate amount paid by the Corporation to purchase shares of Common Stock in all Rescission Purchases and
(y) the Final Rescission Amount by (B) the Adjusted Closing Date Shares.

SECTION 13.  Remedies.  In case any one or more of the covenants and/or
             --------
agreements set forth in this Agreement shall have been breached by the Corporation, any Investor may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding anything contained in this Section 13, any action for damages by the Investors against the Corporation or the Corporation against the Investors for breach of any representation, warranty, covenant or agreement contained in this Agreement shall only be pursuant to Section 12 of this Agreement.

SECTION 14.  Further Assurances.  At any time or from time to time after each
             ------------------
Closing, the Corporation, on the one hand, and the Investors, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Initial Purchase or Subsequent Purchase, as applicable, and to otherwise carry out the intent of the parties hereunder.

SECTION 15.  Successors and Assigns.  This Agreement shall bind and inure to
             ----------------------
the benefit of the Corporation and each of the Investors and the respective successors, assigns, heirs and personal representatives of the Corporation and each of the Investors. The Corporation acknowledges that GSCP and/or KP may transfer, all or part of, the securities acquired by it hereunder and assign, all or part of, its rights and obligations under this Agreement to one or more other partnerships, corporations, trusts or other organizations which are controlled by, control or are under common control with such Investor or one or more of the then current, former or future partners of such Investor (an "Investor Affiliate"; in the case of GSCP, a "GSCP Affiliate" and in the case of KP, a "KP Affiliate"), and GSCP and/or KP shall have the right to transfer, all or part of, the securities of the Corporation acquired by it hereunder and assign, all or part of, its rights and obligations under this Agreement to one or more GSCP Affiliates or KP Affiliates, as applicable, without the consent of the Corporation. Upon any such assignment, such assignee shall have and be able to exercise all rights of the assigning Investor hereunder. Except as set forth in this Section, no Investor may assign its rights and/or obligations hereunder to any party without the consent of the Corporation, which consent shall not be unreasonably withheld.

SECTION 16.  Entire Agreement.  This Agreement and the other writings referred
             ----------------
to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 17.  Notices.  All notices, requests, consents and other
             -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (i)  if to the Corporation, to:
                    Concentric Research Corporation
                    400 Forty-First Street
                    Bay City, MI  48708
                    Telecopy:  (517) 895-0529
                    Attention:  Mr. Marc Collins-Rector

                    with a copy to:

                    Honigman Miller Schwartz and Cohn
                    222 Lakeview Avenue
                    Suite 800
                    West Palm Beach, FL  33401-6112
                    Telecopy:  (407) 832-3036
                    Attention:  Morris Brown, Esq.

                    and

                    Randy Maslow
                    The Cove Club, Suite 7V
                    2 South End Avenue
                    New York, NY  10280

               (ii) if to GSCP, to:
                    GS Capital Partners, L.P.
                    85 Broad Street
                    New York, New York  10004
                    Telecopy:  (212) 902-3000
                    Attention:  Carla Skodinski

                    with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York  10004
                    Telecopy:  (212) 859-8586
                    Attention:  Paul M. Reinstein, Esq.

              (iii) if to KP, to:
                    Kleiner Perkins Caufield & Byers VII
                    2750 Sand Hill Road
                    Menlo Park, California  94025
                    Telecopy:  (415) 233-0300
                    Attention:  Vinod Khosla

          All such notices, requests, consents and other communications shall be deemed to have been given when received.

SECTION 18.  Amendments.  The terms and provisions of this Agreement may be
             ----------
modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and the Investors.

SECTION 19.  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 20.  Headings.  The headings of the sections of this Agreement have been
             --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 21.  Nouns and Pronouns.  Whenever the context may require, any pronouns
             ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

SECTION 22.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

SECTION 23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                              CORPORATION:

                              CONCENTRIC RESEARCH CORPORATION:

                              By: /s/ Randy Maslow
                                 -----------------------------------------------
                              Name: Randy Maslow
                                    --------------------------------------------
                              Title: Vice President
                                    --------------------------------------------

                              INVESTORS:

                              GS CAPITAL PARTNERS, L.P.
                                    By: GS Advisors, L.P., its general partner
                                      GS Advisors, Inc., its general partner

                              By: /s/ Terry O'Toole
                                 -----------------------------------------------
                              Name: Terry O'Toole
                                    --------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              KLEINER PERKINS CAUFIELD & BYERS VII

                              By:  KPCB VII ASSOCIATES, its general partner
                              By: /s/ William R. Hearst
                                  ----------------------------------------------
                              Name: William R. Hearst
                                    --------------------------------------------
                              Title: General Partner
                                     -------------------------------------------

     FIRST AMENDMENT, dated as of December 11, 1995, by and among CONCENTRIC NETWORK CORPORATION, a Florida corporation (formerly CONCENTRIC RESEARCH CORPORATION the "Corporation"), GS CAPITAL PARTNERS, L.P., a Delaware limited partnership ("GSCP"), KLEINER PERKINS CAUFIELD & BYERS VII, a California limited partnership ("KPCB") and KPCB VII FOUNDERS FUND, a California limited partnership (together with KPCB, "KP").

     WHEREAS, the Corporation, GSCP and KP are parties to the Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of April 20, 1995;

     WHEREAS, in connection with a private placement of equity securities in the Corporation the parties desire to amend and to waive certain terms of the Purchase Agreement, the Warrants (as defined in and as issued under the Purchase Agreement), and the $3,000,000 note (the "Note" together with the Purchase Agreement and the Warrants, the "Documents") dated November 29, 1995 issued by the Corporation to GSCP, in each case, as set forth herein;

     WHEREAS, on October 31, 1995, the Board of Directors of the Corporation authorized the issuance of 462,589 shares of Class A Common Stock to each of GSCP and KP (which shares were issued on November 1, 1995) in satisfaction of losses incurred by them arising out of certain breaches of the Corporation's representations and warranties contained in the Purchase Agreement and in consideration of GSCP's and KP's waiver of their right to indemnification under the Purchase Agreement with respect to any breach of the representations and warranties of the Corporation contained in the Purchase Agreement and/or with respect to Indemnifiable Diminution (as defined in Section 12 of the Purchase Agreement), and (ii) the amendment of Section 12 of the Purchase agreement providing for the payment of all future indemnification amounts payable thereunder to be made in cash rather than shares of Class A Common Stock of the Corporation.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Amendment to Section 5.12(e) of the Purchase Agreement.  Section
         ------------------------------------------------------
5.12(e) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(e) As used herein a "Qualified IPO" shall mean the closing of the sale of shares of Common Stock in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $25,000,000 of gross proceeds to the Corporation before deducting underwriting discounts and commissions and offering expenses, and reflecting a Corporation Valuation (as defined below) of $150,000,000 or more.

     The term "Corporation Valuation" means, with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering (treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised) multiplied by the per share offering price for such public offering."

     2.  Amendment and Waiver of Certain Indemnification Rights.  2.1.  GSCP and
         ------------------------------------------------------
KP hereby waive any right to indemnification under the Purchase Agreement that they may have with respect to (i) any breach of the Corporation's representations and warranties contained in the Purchase Agreement, and (ii) claims for Indemnifiable Diminution, as defined in Section 12 of the Purchase Agreement. It is understood by the parties that GSCP and KP are not waiving any right to indemnification that they may have with respect to any matter other than a breach of the Corporation's representations and warranties under the Purchase Agreement and/or on account of Indemnifiable Diminution.

     2.2. Section 1.5 of the Purchase Agreement is hereby deleted in its entirety.

     2.3. Sections 12(c), 12(d) and 12(e) of the Purchase Agreement are hereby amended and restated in their entirety as follows:

          "(c) [intentionally left blank].

           (d) [intentionally left blank].

           (e) For purposes of all calculations under this Section 12, (i) all outstanding Common Stock Equivalents shall be treated as being exercised, exchanged or converted into Common Stock at the then applicable exercise, exchange and conversion rates and such shares of Common Stock shall be treated as being outstanding, and (ii) all purchases or sales of Common Stock Equivalents shall be treated as the purchase or sale of the underlying shares of Common Stock."

          2.4. The definition of "Enterprise Value" contained in Section 12(f) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

          ""Enterprise Value" means, with respect to any calculation in respect of an Aggregate Indemnification Amount, the product of (i) the Fair Market Value of a share of Common Stock multiplied by (ii) the total number of shares of Common Stock then outstanding (collectively, the "Outstanding Shares")."

     3.   Waiver of Preemptive Rights.  GSCP and KP hereby waive any preemptive
          ---------------------------
rights they may have pursuant to Section 5.12 of the Purchase Agreement with respect to the equity issuances set forth on Schedule A hereto.

     4.   Waiver of Rights Pursuant to Section 5.15(b)(vii).  GSCP and KP hereby
          -------------------------------------------------
waive the provisions of Section 5.15(b)(vii) of the Purchase Agreement in connection with the issuance to (a) Intuit, Inc. pursuant to the Warrant Issuance Agreement dated December 11, 1995 of (i) warrants to purchase Series B Preferred Stock of the Corporation, (ii) Series B Preferred Stock in exercise of such warrants, and (iii) Common Stock issuable upon conversion of such Series B Preferred Stock, and to (b) the purchasers under the Series C Private Placement of (i) Series C Preferred Stock (the "Series C Preferred Stock") and (ii) Common Stock issuable upon conversion of the Series C

Preferred Stock as provided for in the private placement being conducted by Montgomery Securities pursuant to the private placement memorandum, dated November 3, 1995 as supplemented (the "Series C Private Placement Memorandum").

     5.   Waiver of Rights Pursuant to Section 5.18 of the Purchase Agreement.
          -------------------------------------------------------------------
GSCP and KP hereby waive their rights under Section 5.18 of the Purchase Agreement with respect to the private placement of Series C Preferred Stock pursuant to the Series C Private Placement Memorandum.

     6.   Amendment to Section 5.20 of the Purchase Agreement. The last sentence
          ---------------------------------------------------
of Section 5.20 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "The Company shall consummate the Recession Offer and all purchases of Common Stock relating thereto by the earlier of (i) the 90th day after the GSCP Parties provide written notice, which written notice shall be after the date hereof, to the Company to conduct such Recession Offer and (ii) June 30, 1996 (such earlier date, the "Recession Termination Date")."

     7.   Amendment to Section 1.01(e) of the Warrants.  Section 1.01(e) of each
          --------------------------------------------
Warrant issued pursuant to the Purchase Agreement (whether issued at the Initial Closing or the Subsequent Closing, as such terms are defined in the Purchase Agreement) is hereby amended and restated in its entirety as follows:

     "(e) Expiration Date:  the later of 5:00 P.M., New York time, on (i) the
          ---------------
third anniversary of the Initial Investment Date and (ii) the fifth business day following the expiration of termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the exercise of this Warrant."

     8.   Waiver of Anti-Dilution Rights With Respect to the Issuance of Certain
          ----------------------------------------------------------------------
Securities. GSCP and KP hereby waive their rights pursuant to Section 3.6(c) of
----------
Article V of the Corporation's Articles of Incorporation and Section 3.01 of the Warrants issued pursuant to the purchase agreement, in each case as in effect at any time prior to the date of this Amendment, with respect to the equity issuances set forth in Schedule A hereto.

     9.   Amendment to Section 3.01(b) of the Warrants.  The last sentence of
          --------------------------------------------
Section 3.01(b) of each Warrant issued pursuant to the Purchase Agreement (whether issued at the Initial Closing or Subsequent Closing, as such terms are defined in the Purchase Agreement) is amended in its entirety to read as follows:

         "Excluded Securities shall mean all shares of Common Stock or Common
          Stock Equivalents (x) issued and outstanding as of December 11, 1995, or Common Stock issued upon the conversion or exercise of any such Common Stock Equivalent, (y) issued pursuant to the Corporation's Incentive Stock Option Plan as in effect on such date, and (z) the issuance of up to 1,000,000 shares of Class A Common

          Stock in connection with transactions approved by the Corporation's Board of Directors on November 17, 1995."

     10.  Amendment to the Note.  Section 4 of the Note is hereby amended by the
          ---------------------
addition of the following Section 4(d):

          "(c) Notwithstanding the foregoing, with respect to any Conversion Notice, at any time prior to the Conversion Date for such Conversation Notice, the Investor may cancel the conversion contemplated by the Conversion Notice by delivering written notice of such cancellation to the Corporation. In the event of such cancellation, the Loan shall be paid in accordance with Section 1 of this Note; provided, however, if the
                                             --------  -------
     cancellation notice is delivered after the Termination Date, the Loan shall be paid on the second Business Day after receipt of the cancellation notice."

     11.  Continuing Effect of the Documents.  This First Amendment shall not
          ----------------------------------
constitute an amendment or waiver of any other provision of any of the Documents not expressly referred to herein and shall not be construed as a consent to any further or future amendment or waiver of any of the terms of any of the Documents. Except as expressly amended hereby, the provisions of each of the Documents is and shall remain in full force and effect.

     12.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     13.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed on its behalf as of the date first above written.

                    CONCENTRIC NETWORK CORPORATION

                    By: /s/  Henry R. Hothhaft
                        ----------------------
                         Name:  Henry R. Hothhaft
                         Title: CEO


                    GS CAPITAL PARTNERS, L.P.

                    By:  GS Advisors, L.P., its general partner
                         By:  GS Advisors, Inc., its general partner

                    By:  /s/ Michael Miele
                         -----------------
                         Name:  Michael Miele
                         Title: Attorney-in-Fact


                    KLEINER PERKINS CAUFIELD & BYERS VII

                    By:  KPCB VII ASSOCIATES, its general partner

                    By:  /s/ L. John Doerr
                         -----------------
                         Name:  L. John Doerr
                         Title: Partner


                    KPCB VII FOUNDERS FUND

                    By:  KPCB VII ASSOCIATES, its general partner

                    By:  /s/ L. John Doerr
                         -----------------
                         Name:  L. John Doerr
                         Title: Partner

                                   SCHEDULE A
                                   ----------

1. Warrants to purchase $5,000,000 worth of Series B Preferred Stock issued to Intuit, Inc. and the Series B Preferred Shares issuable upon their exercise;

2. Up to 13,933,153 shares of Series C Preferred Stock issuable in connection with a private placement being conducted by Montgomery Securities, subject to approval of its issuance by the Board of Directors of the Corporation;

3. Warrants to purchase 257,671 shares of Class A Common Stock issued to Comdisco, Inc. pursuant to the Warrant Issuance Agreement, dated July 20, 1995 between Comdisco, Inc. and the Corporation;

4. Warrants and options exchanged (or the exchange of which has been authorized by the Board of Directors) prior to the date of this First Amendment for new warrants or options to the extent such exchange was authorized by the Board of Directors.

5. Shares and options to purchase Class A Common Stock issued to consultants and officers to the extent authorized by the Board of Directors prior to the date of this First Amendment; and

6. Up to 1,000,0000 shares of Class A Common Stock to be issued pursuant to resolutions of the Board of Directors adopted at a Meeting of the Board of Directors held on November 17th Directors Meeting.

     AGREEMENT, dated as of August 21, 1996, by and among CONCENTRIC NETWORK CORPORATION, a Florida corporation (formerly CONCENTRIC RESEARCH CORPORATION the "Corporation"), GS CAPITAL PARTNERS, L.P., a Delaware limited partnership ("GSCP"), KLEINER PERKINS CAUFIELD & BYERS VII, a California limited partnership ("KPCB Founders") and KPCB INFORMATION SCIENCES ZAIBATSU FUND II, a California limited partnership (together with KP and KPCB Founders, "KP").

     WHEREAS, the Corporation, GSCP and KP are parties to the Preferred Stock Purchase Agreement, dated as of April 20, 1995, as amended by the First Amendment dated as of December 11, 1995 (as amended, the "Purchase Agreement");

     WHEREAS, in connection with a private placement of equity securities in the Corporation the parties desire to amend and/or waive certain terms of the Purchase Agreement and to consent to an amendment of the Corporation's Bylaws (the "Bylaws);

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Amendment to Section 5.15(b) of the Purchase Agreement.  Section
         ------------------------------------------------------
5.15(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(b) Until the completion of a Qualified IPO, the Corporation shall not, and shall cause its subsidiaries (if any) not to, directly or indirectly, take any of the following actions without the prior written consent of the Investors (except as expressly permitted by this Agreement):

     (a) Declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

     (b) Make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Corporation or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board; or

     (c) Engage in any transaction with an officer or director or the Corporation except transactions on terms which those directors who are not interested in such transaction determine to be no less favorable to the company than could be obtained from an unrelated third party in an arms-length negotiation."

     2.  Waiver of Preemptive Rights.  GSCP and KP hereby waive any preemptive
         ---------------------------
rights they may have pursuant to Section 5.12 of the Purchase Agreement with respect to equity issuance set forth on Schedule A hereto.

     3.  Waiver of Certain Rights Under Bylaws.  GSCP hereby consents to the
         -------------------------------------
amendment of the first sentence of Article VIII of the Bylaws to delete therefrom the requirement that the Company obtain GSCP's prior approval of any amendments to or repeal of Article I,
Section 2 and Article II, Sections 5, 7 ,8, 10 and 12 of the Bylaws.

     4.  Continuing Effect of the Documents.  This Agreement shall not
         ----------------------------------
constitute an amendment or waiver of any other provision of any of the Purchase Agreement or Bylaws not expressly referred to herein and shall not be construed as a consent to any further or future amendment or waiver of any of the terms of any of the Purchase Agreement or Bylaws. Except as expressly amended hereby, the provisions of each the Purchase Agreement or Bylaws is an shall remain in full force and effect.

     5.  Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     6.  Governing Law.  This Agreement shall be construed in accordance with
         -------------
and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed on its behalf as of the date first above written.

     CONCENTRIC NETWORK CORPORATION

     By:  Henry R. Nothhaft
          ------------------------
          Name:  Henry R. Nothhaft
          Title: President

     GS CAPITAL PARTNERS, L.P.

     By:  GS Advisors, Inc., its general partner
          By: GS Advisors, Inc., its general partner

     By:  Terence O'Toole
          ------------------------
          Name:  Terence O'Toole
          Title: Vice President

     KLEINER PERKINS CAUFIELD & BYERS VII

     By:  KPCB VII ASSOCIATES, its general partner

     By:  Vinod Khosla
          ------------------------
          Name:  Vinod Khosla
          Title: General Partner

     KPCB VII FOUNDERS FUND

     By:  KPCB VII ASSOCIATES, its general partner

     By:  Vinod Khosla
          ------------------------
          Name:  Vinod Khosla
          Title: General Partner

     KPCB INFORMATION SCIENCES
          ZAIBATSU FUND II

     By:  KPCB VII ASSOCIATES, its general partner

     By:  Vinod Khosla
          ------------------------
          Name:  Vinod Khosla
          Title: General Partner